Exhibit 5.0





                     [Letterhead of Pillsbury Winthrop LLP]




November 5, 2004

Redwood Empire Bancorp
111 Santa Rosa Avenue
Santa Rosa, California, 95404

         Re:    Registration Statement on Form S-8

Ladies and Gentlemen:

With reference to the Registration Statement on Form S-8 (the "Registration Statement") filed by Redwood Empire Bancorp, a California corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to 32,000 shares of the Company's Common Stock (the "Shares") issuable pursuant to the Employment Agreement, effective December 31, 2003 between National Bank of the Redwoods and Stephen A. Fleming, the First Amendment to Employment Agreement, effective March 31, 2004, between National Bank of the Redwoods and Stephen A. Fleming and the Redwood Empire Bancorp Nonstatutory Stock Option Grant Notice to Stephen A. Fleming with respect to the Company's December 1, 2003 grant of nonstatutory stock options to Stephen A. Fleming, and the Stock Option Agreement and Form of Notice of Exercise attached thereto (altogether, the "Plan"), it is our opinion that the Shares have been duly authorized and, when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to the rights of creditors generally, and to general principles of equity. The foregoing opinion is limited to the federal laws of the United States and the laws of the State of California, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


Very truly yours,


/s/ Pillsbury Winthrop LLP











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